UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2016

Cardica, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA (Address of Principal Executive Offices)	94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of Cardica, Inc. (the “Annual Meeting”) held on January 29, 2016, Cardica’s stockholders approved the Cardica, Inc. 2016 Equity Incentive Plan (the “2016 Plan”). The 2016 Plan has a share reserve equal to the sum of six million (6,000,000) shares plus the number of shares subject to outstanding stock awards granted under the Cardica, Inc. 2005 Equity Incentive Plan that, from and after its expiration date, expire or terminate for any reason prior to exercise or settlement or are forfeited because of the failure to meet a contingency or condition required to vest such shares. The 2016 Plan provides for the grant of incentive stock options, or ISOs, nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation, or collectively, stock awards, all of which may be granted to employees, including officers, non-employee directors and consultants of us and our affiliates. Additionally, the 2016 Plan provides for the grant of performance cash awards. A copy of the 2016 Plan is attached hereto as Exhibit 10.1.

In addition, on January 29, 2016, the Cardica Board of Directors, upon the recommendation of the Compensation Committee, approved the bonus payable to Bernard Hausen, M.D., Ph.D. pursuant to his severance agreement with Cardica at 65% of target bonus, or $130,833.62, based on his and Cardica’s performance.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on January 29, 2016, Cardica’s stockholders approved the five proposals listed below, which proposals are described in detail in the proxy statement sent by the Company to its stockholders relating to the Annual Meeting (the “Proxy Statement”). The final votes on the proposals presented at the Annual Meeting are as follows:

Proposal 1:

Election of Directors: each of Thomas A. Afzal, Michael A. Bates, Gregory D. Casciaro, R. Michael Kleine, Samuel E. Navarro, Julian N. Nikolchev and William H. Younger, Jr. was elected as a director to hold office until the 2016 Annual Meeting of Stockholders (currently scheduled to be held on November 16, 2016) and until his successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal, by the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas A Afzal	39,135,069	223,025	28,374,445
Michael A. Bates	39,148,969	209,125	28,374,445
Gregory D. Casciaro	38,830,678	527,416	28,374,445
R. Michael Kleine	38,906,928	451,166	28,374,445
Samuel E. Navarro	39,142,286	215,808	28,374,445
Julian N. Nikolchev	36,118,889	3,239,205	28,374,445
William H. Younger, Jr.	38,907,028	451,066	28,374,445

Proposal 2:

The proposal to approve, on an advisory basis, the compensation of Cardica’s named executive officers, as disclosed in the Proxy Statement, was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,984,996	1,747,130	1,625,968	28,374,445

Proposal 3:

The proposal to ratify the selection by the audit committee of the Board of BDO USA LLP as Cardica’s independent registered public accounting firm for the fiscal year ending June 30, 2016, was ratified by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
66,667,206	762,568	302,765	0

Proposal 4:

The proposal to approve the 2016 Plan as described in Item 5.02 above was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,041,847	1,059,789	256,458	28,374,445

Proposal 5:

The proposal to approve a series of alternate amendments to Cardica’s Restated Certificate of Incorporation to effect, at the discretion of the Board of Directors, a reverse stock split of Cardica’s common stock at a reverse stock split ratio ranging from one-for-ten to one-for-twenty, inclusive, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments, to be determined by the Board of Directors prior to the 2016 Annual Meeting of Stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
61,373,411	5,900,951	458,177	0

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Cardica, Inc. 2016 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc.

Date: February 2, 2016	/s/ Robert Y. Newell
Robert Y. Newell Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Cardica, Inc. 2016 Equity Incentive Plan